EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Ucluelet Exploration Corp.
2861 W. 12th Avenue
Vancouver, BC
Canada V6K 2R1

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Ucluelet Exploration Corp. (the "Company") at a price of $0.10 per Share (the "Subscription Price") Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Residents of British Columbia must complete Schedule A hereto.

MAKE CHECK PAYABLE TO: Ucluelet Exploration Corp.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased Total Subscription Price

__________________________ _______________________

Form of Payment: Cash _________________
Check# _________________
Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

Ucluelet Exploration Corp.

BY: __________________________________

Title: ___________________________